UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2006

CNL Income Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Avenue, Orlando, Florida 32801

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 407-650-1000

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events

On July 1, 2006, the board of directors of CNL Income Properties, Inc. (the “board”) declared a distribution of $0.0458 per share to stockholders of record on July 1, 2006, and on July 25, 2006 the board declared a distribution of $0.0466 per share to stockholders of record on August 1, 2006, both of which shall be paid by September 30, 2006.

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, the Company cautions investors and potential investors not to place undue reliance on such statements. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2006	CNL INCOME PROPERTIES, INC.

	By:	/s/ R. Byron Carlock, Jr.
	Name:	R. Byron Carlock, Jr.
	Title:	Chief Financial Officer

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